Exhibit 21

nVent Electric plc and subsidiaries as of December 31, 2018

Name of Company	Jurisdiction of Incorporation
Alberta Electronic Company Limited	Hong Kong
Alliance Integrated Systems, Inc.	United States
Electronic Enclosures, LLC	United States
Enclosures Inc.	United States
ERICO B.V.	Netherlands
ERICO Canada Inc.	Canada
ERICO Chile Comerical e Industrial Ltda.	Chile
ERICO del Pacifico Comerical e Industrial Ltda.	Chile
ERICO do Brasil Comercio e Industria Ltda.	Brazil
ERICO Europa (G.B.) Limited	United Kingdom
ERICO Europe B.V.	Netherlands
ERICO Europe Holding B.V.	Netherlands
ERICO France Sarl	France
ERICO Global Company	United States
ERICO GmbH	Germany
ERICO International Corporation	United States
ERICO Italia S.r.l.	Italy
ERICO Lightning Technologies Pty. Limited	Australia
ERICO Limited	Hong Kong
ERICO Limited - Singapore Branch	Singapore
ERICO Ltd.	China
ERICO Mexico, S.A. de C.V.	Mexico
ERICO Poland SP. Z.o.o.	Poland
ERICO Products Australia Pty. Limited	Australia
ERICO US Holding LLC	United States
EuronVent GmbH	Germany
Greenspan Singapore Private Limited	Singapore
Hoffman Enclosures (Mex.), LLC	United States
Hoffman Enclosures Inc.	United States
Hoffman Enclosures Inc. - Canada Branch	Canada
Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico
Hoffman Schroff Asia Pte Ltd	Singapore
Hoffman Schroff de Mexico	Luxembourg
Hoffman Schroff Holdings Inc.	United States
Hoffman Schroff Luxembourg S.a.r.l.	Luxembourg
Hoffman Schroff Manufacturing S. de R.L. de C.V.	Mexico
Hoffman Schroff Poland Sp.z.o.o.	Poland
Hoffman Schroff Pte Ltd	Singapore
Hoffman Schroff PTE Ltd - Indonesia Representative Office	Indonesia
Hoffman Schroff Sales S. de R.L. de C.V.	Mexico
Hoffman Service Co.	United States
Limited Liability Company nVent Rus	Russian Federation
Lionel Acquisition Co.	United States
nVent Armaturen holding GmbH	Germany
nVent do Brasil Eletrometalurgica Ltda.	Brazil
nVent Electric plc	Ireland
nVent Electrical Products (Shanghai) Co., Ltd.	China
nVent Electrical Products China Co., Ltd.	China
nVent Electrical Products China Co., Ltd. - Shanghai Branch	China

nVent Electrical Products China Co., Ltd. - Xi'an Branch	China
nVent Finance Group GmbH	Switzerland
nVent Finance Holding GmbH	Switzerland
nVent Finance NL B.V.	Netherlands
nVent Finance S.a.r.l.	Luxembourg
nVent Finland Oy	Finland
nVent Global S.a.r.l.	Luxembourg
nVent Global S.a.r.l. - Schaffhausen Branch	Switzerland
nVent Holding NL B.V.	Netherlands
nVent Holdings C.V.	Netherlands
nVent Holdings S.A.	France
nVent Holdings, Inc.	United States
nVent International (UK) Ltd.	United Kingdom
nVent International Holding S.a.r.l.	Luxembourg
nVent International Holding S.a.r.l. - Schaffhausen Branch	Switzerland
nVent International Holdings, Inc.	United States
nVent Italy S.r.L.	Italy
nVent Japan Co., Ltd.	Japan
nVent Luxembourg S.a.r.l.	Luxembourg
nVent Management Company	United States
nVent Middle East FZE	United Arab Emirates
nVent Nordic AP	Sweden
nVent Project Services Canada, Inc.	Canada
nVent Services Canada Limited	Canada
nVent Services GmbH	Switzerland
nVent Services Holding GmbH	Switzerland
nVent Solutions (UK) Limited	United Kingdom
nVent Teknoloji Sistemleri Ticaret Limited Sirketi	Turkey
nVent Thermal (Shanghai) Co., Ltd.	China
nVent Thermal (Shanghai) Co., Ltd. - Beijing Branch	China
nVent Thermal (Shanghai) Engineering Co., Ltd.	China
nVent Thermal Belgium NV	Belgium
nVent Thermal Belgium NV - Austria Representative Office	Austria
nVent Thermal Belgium, odštěpný závod - Czech Republic Branch	Czech Republic
nVent Thermal Canada Ltd.	Canada
nVent Thermal Czech s.r.o., v likvidaci	Czech Republic
nVent Thermal Europe GmbH	Switzerland
nVent Thermal Europe GmbH - Lusanne Branch	Switzerland
nVent Thermal France SAS	France
nVent Thermal Germany GmbH	Germany
nVent Thermal Holding Germany GmbH	Germany
nVent Thermal Holdings B LLC	United States
nVent Thermal Holdings LLC	United States
nVent Thermal Korea Ltd.	Korea, Republic of
nVent Thermal KZ LLP	Kazakhstan
nVent Thermal LLC	United States
nVent Thermal Netherlands B.V.	Netherlands
nVent Thermal Netherlands B.V. - Lithuanian Representative Office	Lithuania
nVent Thermal Norway AS	Norway
nVent Thermal Polska Sp. z.o.o.	Poland
nVent Thermal Romania S.R.L.	Romania
nVent UK Holdings Limited	United Kingdom
Optima Enclosures Limited	United Kingdom

Pentair Technical Products India Private Limited	India
Pentair Thermal Management India Private Limited	India
Productos ERICO S.A.	Spain
Schroff Co. Ltd. Taiwan	Taiwan
Schroff GmbH	Germany
Schroff Holdings Germany GmbH	Germany
Schroff SAS	France
Schroff, Inc.	United States
Steinhauer GmbH	Germany
Tonka Bay Insurance Company	United States
Tracer Construction LLC	United States
Tracer Industries Canada Limited	Canada
Tracer Industries Management LLC	United States
Tracer Industries, Inc.	United States
Yabaida Electronics (Shenzhen) Company Limited	China